                                                                   EXHIBIT 4(s)

                  EXERCISABLE AFTER 12:00 A.M. ON MARCH 15, 1997
                      VOID AFTER 11:59 P.M. MARCH 15, 2000
                REDEEMABLE CLASS E COMMON STOCK PURCHASE WARRANT

 REDEEMABLE CLASS E WARRANT NUMBER                 NUMBER OF WARRANTS

              ***                                          ***

                         UNIVERSAL MEDICAL SYSTEMS, INC.

This Certifies That, FOR VALUE RECEIVED, _______________________

or registered assigns, (the "Holder") is the owner of the number of Redeemable Class E Common Stock Purchase Warrants ("Class E Warrants") specified above. Each Class E Warrant initially entitles the Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (Class E Warrants), as hereinafter defined, one fully-paid and nonassessable share of Common Stock $0.001 par value, of Universal Medical Systems, Inc. a Nevada corporation, (the "Company") at any time between February 25, 1997, and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Form of Exercise on the reverse side hereof duly executed at the principal office of Dennis D. Cole, Esq., as Warrant Agent, or his substitute (the "Warrant Agent") accompanied by payment in lawful money of the United States of America in cash or by official bank or certified check payable to the Company of $3.00 per share.

       This Warrant Certificate and each Class E Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") between the Company and the Warrant Agent. A copy of the Warrant Agreement is on file at the principal office of the Warrant Agent, currently located at 13825 Icot Boulevard Suite 613, Clearwater, Florida 34620.

       Each Class E Warrant represented hereby is exercisable at the option of the registered holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Class E Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate(s) of like tenor, which the Warrant Agent shall issue for the balance of such Class E Warrant.

       The Term "Expiration Date: shall mean 11:59 P.M. (Florida time) on March 15, 2000, or such earlier date as the Class E Warrants shall be redeemed. If such date shall in the State of Florida be a holiday or a day on which banks are authorized to close, the Expiration Date shall Mean 11:59 P.M. (Florida time) the next following date which in the State of Florida is not a holiday or a day in which banks are authorized to close.

       This Class E Warrant may not be exercised unless a registration statement under the Securities Act of 1933, as amended, and under the applicable state securities law with respect to such securities, is effective or there is available an exemption from such Federal and State registration requirements and the Company may have an obligation to file a registration statement to permit exercise of this Class E Warrant. This Class E Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

ADDITIONAL PROVISIONS OF THIS CLASS E WARRANT ARE CONTAINED ON THE REVERSE
HEREOF.

Dated: March 14, 1997                   By:__________________________
                                                 President

                                    Attest:__________________________
                                                 Secretary
                                                                       pg 1 of 2

                                   EXHIBIT "A"

1. EXERCISE OF THE WARRANT. This Class E Warrant may be exercised by holder, in whole at any time or in part from time to time prior to the Expiration Date, by the surrender of this Warrant Certificate (with the Form of Exercise below duly executed) at the principal office of Warrant Agent, together with proper payment of the Exercise Price of the proportionate part thereof if this Class E Warrant is exercised in part. Payment for shares of Common Stock issuable upon exercise of the Class E Warrants ("Warrant Shares") shall be made by check payable to the order of the Company. It this warrant Certificate is exercised in part, this Class E Warrant must be exercised for the number of whole Warrant Shares, and the Holder is entitled to receive a new Warrant Certificate covering the number of whole Warrant Shares in respect of which this Class E Warrant has not been exercised. Upon such surrender of this Class E Warrant, the Company will (a) issue a certificate(s) in the name of the Holder for the largest number of whole Warrant Shares to which the Holder shall be entitled and, if this Class E Warrant is exercised in whole in lieu of any fractional Warrant Share to which the Holder shall be entitled, cash equal to the fair value of such fractional share (determined in accordance with the Warrant Agreement), and (b) deliver the other securities and properties receivable upon the exercise of the Class E Warrant, or the proportionate part thereof if this Class E Warrant is exercised in part, pursuant to the provisions of the Warrant Agreement.

2. RESERVATION OF WARRANT SHARES. The Company agrees that prior to the Expiration Data, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Class E Warrant the Warrant Shares and other securities and properties as from time to time shall be receivable on the exercise of this Class E Warrant, free and clear of all restriction on sale or transfer and free and clear of all preemptive rights.

3. PROTECTION AGAINST DILUTION. These Warrants contain no Anti-Dilutive Rights.

4. FULLY-PAID SHARES. The Company agrees that the Warrant Shares delivered on the exercise of this Class E Warrant, shall at the time of such delivery, be validly issued, outstanding and fully-paid.

5. LOSS, ETC OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and indemnity reasonably satisfactory to the Company, it lost, stolen or destroyed, and upon surrender and cancellation of this Warrant Certificate it mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Class E Warrant of like date, tenor and denomination.

6. COMBINATION, SPLIT UP OR EXCHANGE AND TRANSFER. Subject to the provisions of the Warrant Agreement this Warrant Certificate may be (a) exchanged for another Warrant Certificate(s) in any denominations (whole shares only) entitling the Holder to purchase a like number of Warrant Shares or (b) presented for transfer at the office of the Warrant Agent, by the Holder or his assigns, in person or by attorney duly authorized in writing, in the manner provided in the Warrant Agreement. Upon any such transfer, a new Warrant Certificate(s) of different denominations evidencing in a aggregate the right to purchase a like number of Warrant Shares shall be issued to the transferee upon Surrender or this Warrant Certificate in accordance with instructions sat forth in the Assignment set forth below or furnished to the agent.

7. WARRANT HOLDER NOT STOCKHOLDER. Except as otherwise provided herein and in the Warrant Agreement, this Class E Warrant does not confer upon the Holder any right to vote or to consent or to receive notice as a stockholder, of the Company, as stockholder prior to the exercise hereof.

8. HEADINGS. The headings of this Warrant Certificate have been inserted as a matter of convenience and shall not affect the construction hereof.

9. APPLICABLE LAW. This Class E Warrant shall be governed by and construed in accordance with the laws of the State of Nevada.

              FORM OF EXERCISE

TO WARRANT AGENT:
The undersigned Holder of the within Class E Warrants, Hereby (1) exercises his rights to purchase shares of Common Stock, par value $0.001 per share of Universal Medical Systems, Inc., which the undersigned is entitled to purchase under the terms of the within Class E Warrant, and (2) makes payment in full for the number of shares of Common Stock so purchased by payment of $ ___________. Please issue the Certificate for Shares of Common Stock in the name of, and pay any cash for any fractional share to:

________________________________________________________________________________
Print or Type Name

________________________________________________________________________________
Social Security or other Identifying Number

________________________________________________________________________________
Street Address

________________________________________________________________________________
   City                      State                      Zip Code
________________________________________________________________________________
and, if said number of shares shall not be all the shares purchasable hereunder, please issue a new Warrant Certificate(s) for the unexercised portion of the within Class E Warrant to:

________________________________________________________________________________
Print or Type Name

________________________________________________________________________________
Social Security or other Identifying Number

________________________________________________________________________________
Street Address

________________________________________________________________________________
   City                        State                Zip Code

________________________________________________________________________________

Dated: ______________                      _____________________________________
                                                      Signature
                                          (Signature must conform in all respect
                                          to the name of Holder as specified on
                                          the face of the Warrants.)

                                                                       pg 2 of 2